INCENTIVE AWARD
                                 ---------------

This INCENTIVE AWARD (the "AWARD") is made as of this 15th day of January, 2007 (the "GRANT DATE"), between Centerbrook Holdings LLC (the "COMPANY") and Nicholas A. C. Mumford (the "EXECUTIVE"). This Award is conditioned upon Centerbrook Financial LLC's receipt of an enterprise rating of Aaa by Moody's or AAA by Standard & Poor's.

1.       AWARD.

         (a) Subject to the restrictions, terms and conditions set forth in this Award, the Company hereby grants to the Executive an award representing the right to receive the Measurement Date Value on the Payment Date.

         (b) The "MEASUREMENT DATE VALUE" shall mean the Adjusted Notional Amount (as defined in Section 2 below) multiplied by a fraction, (x) the numerator of which is the Fair Market Value minus the Projected Book Value (each as defined in Section 5 below), and (y) the denominator of which is the Book Value (as defined in Section 5 below). If the Fair Market Value is equal to or less than the Projected Book Value, the amount in (x) above shall be zero, and, accordingly, the Measurement Date Value shall be zero.

2.       NOTIONAL AMOUNT.

         (a)  The "NOTIONAL AMOUNT" shall be $1,500,000,  which shall be subject
to  adjustment  as    set  forth  in  this  Section  2 (such  adjusted  Notional
Amount, the "ADJUSTED NOTIONAL AMOUNT").

         (i) On the Grant Date, the Adjusted Notional Amount shall equal zero percent (0%) of the Notional Amount.

         (ii) After the Grant Date, the Adjusted Notional Amount shall be increased by an additional one-third (33.33%) of the Notional Amount, on each of the first, second and third anniversaries of the Grant Date (each, an "ADJUSTMENT DATE"); provided that the Executive remains continuously employed with the Company at all times through the applicable Adjustment Date.

         (iii) Except as set forth in Clause (iv) below with respect to a Qualifying Termination, if the Executive's employment with the Company terminates for any reason prior to an applicable Adjustment Date, the Executive shall, on the date of such termination of employment, cease to be eligible for any further adjustments to the Notional Amount, and shall immediately and forever forfeit any portion of the Notional Amount that exceeds the Adjusted Notional Amount on that date of such termination of employment. The Executive shall have no rights to any payments with respect to such forfeited portion of the Notional Amount.

         (iv) Upon a Qualifying Termination, the Adjusted Notional Amount shall be deemed to equal 100% of the Notional Amount. A "QUALIFYING TERMINATION" shall mean a termination of the Executive's employment by the Company without "Cause," or a termination of the Executive's employment with the Company by the Executive with "Good Reason," in each case as such terms are defined in the employment agreement entered into between the Executive and the Company, dated as of January 15, 2007, as such employment agreement may be amended from time to time.

         (b) Upon a Corporate Transaction (as defined in Section 5 below) that occurs during the Executive's term of employment with the Company, the Adjusted Notional Amount shall be deemed to equal 100% of the Notional Amount.

         (c) There shall be no proportionate or partial adjustment in the periods prior to the applicable Adjustment Date.

3.       MEASUREMENT AND PAYMENT OF AWARD.

         (a) Upon the occurrence of the Measurement Date, the Measurement Date Value shall be determined in accordance with the terms of this Award. The "MEASUREMENT DATE" shall mean the earliest to occur of (x) the fifth anniversary of the Grant Date, (y) a Corporate Transaction, or (z) any termination of the Executive's employment with the Company OTHER THAN a Qualifying Termination, except that if the Executive is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), the sixth month anniversary of any termination of the Executive's employment with the Company other than a Qualifying Termination.

         (b) The Measurement Date Value shall be paid in cash in a single lump sum on the Payment Date. The "PAYMENT DATE" shall mean, with respect to a Measurement Date that is a Corporate Transaction, the date that is 60 days following such Measurement Date and with respect to a Measurement Date that is not a Corporate Transaction, the date that is 120 days following such Measurement Date. If the Measurement Date Value is zero, no amount shall be due to the Executive under or in respect of this Award.

4. NO TRANSFER. No portion of the Award is transferable without the consent of the Company, other than, with respect to the Adjusted Notional Amount, by will or by the laws of descent and distribution. In addition, the Award shall not be assigned, negotiated, pledged or hypothecated in any way (except as required by law or herein), and the Award shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Award contrary to the provisions of this Section 4 shall be void and of no effect.

5. DEFINITIONS. The following definitions shall apply for purposes of this Award:

         (a) "AFFILIATE" shall mean, with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified and, if such other person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust.

         (b) "BOOK VALUE" shall mean the total assets minus total liabilities and preferred equity of the Company reflected on the most recent quarterly financial statement of the Company on or prior to the Measurement Date prepared in accordance with generally accepted accounting principles consistently applied.

         (c) "CHANGE IN CONTROL" shall mean the first to occur of the following:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), which is not an Affiliate of CharterMac is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of CharterMac or the Company representing 50.1% or more of the combined voting power of CharterMac's or the Company's, as applicable, then outstanding securities; (ii) any consolidation or merger of CharterMac or the Company with or into any other entity or person (other than an Affiliate of CharterMac) in which the shareholders of CharterMac or the Company prior to such consolidation or merger own less than 50.1% of CharterMac's or the Company's, as applicable, voting power immediately after such consolidation or merger, or in which the managing member of the Company or another affiliate of CharterMac ceases to be the controlling person of the surviving entity or person (excluding any consolidation or merger effected exclusively to change the domicile of CharterMac or the Company); or (iv) a liquidation or dissolution of CharterMac or the Company.

         (d) "CORPORATE TRANSACTION" shall mean a sale, merger (other than a merger which would not constitute a "Change in Control") or other disposition of all or substantially all of the assets or business of the Company or all or substantially all of the membership interests in the Company or a public offering of the membership interests in the Company, or a Change in Control.

         (e) "FAIR MARKET VALUE" shall mean, as of the Measurement Date, the price for which the Company could be sold in an arm's length transaction to a third party which is not an Affiliate, treating the Company and its subsidiaries as a going concern and without regard to the fact that contractual or regulatory approvals, consents, waivers, licenses, permits or notifications may need to be obtained in connection with such sale and the time required to obtain the same.

For purposes of determining the Fair Market Value, it shall be assumed that, in such an arm's length transaction, (x) the seller would be a willing seller and would not be under any compulsion to sell and (y) the purchaser would be a willing purchaser and would not be under any compulsion to purchase. "Fair Market Value" in a Corporate Transaction shall be determined based on the net proceeds distributable to holders of the common membership interests of the Company in the transaction, except in the case of a public offering, in which case the "Fair Market Value" shall be determined based on the price per common equity interest of the Company. The Fair Market Value shall be determined by agreement or appraisal in accordance with the procedures described below.

                  (i) A representative for each of the Company and the Executive shall meet promptly following the Measurement Date to determine if they can reach an agreement on the Fair Market Value. If the Company and the Executive cannot agree on the Fair Market Value within 15 days after the Measurement Date, then (A) within 15 days thereafter, the Executive shall designate one Independent Appraiser; and the Company shall designate one Independent Appraiser; (B) the two Independent Appraisers so selected shall, within 15 days after the date on which the later of the two Independent Appraisers are appointed, determine independently the Fair Market Value using the parameters established in the first paragraph of this definition; (C) if the lesser of the two appraised values (the "LOWER FMV") exceeds or is equal to 90% of the other appraised value (the "HIGHER FMV"), then the Fair Market Value will be the average of the two, which average amount shall be conclusive and binding upon all the applicable parties; (D) if the Lower FMV is less than 90% of the Higher FMV, then the two appraisers shall, within 15 days of the date of the later of the two appraisals, appoint a third Independent Appraiser; and (E) the third Independent Appraiser so selected shall, within 15 days of its appointment, determine independently the Fair Market Value using the parameters established in the first paragraph of this definition, which Fair Market Value shall be conclusive and binding upon all the applicable parties and shall not be higher than the Higher FMV and shall not be lower than the Lower FMV.

                  (ii)  The  Company  shall  provide  each  of  the  Independent
Appraiser information about the Company and its subsidiaries which such Independent Appraiser reasonably deems necessary for determining the Fair Market Value. The Company may require that the Independent Appraiser keep confidential any non-public information received as a result of this paragraph pursuant to reasonable confidentiality arrangements.

                  (iii) The fees and expenses of the Independent Appraiser selected by the Company and the third Independent Appraiser shall be paid by the Company. The fees and expenses of the Independent Appraiser selected by the Executive shall be paid by the Executive.

         (f) "INDEPENDENT APPRAISER" shall mean an appraiser which is a recognized independent expert (including any nationally recognized investment banking firm) experienced in valuing businesses similar or related to the principal business of the Company and its subsidiaries.

         (g) "PROJECTED BOOK VALUE" shall mean the Projected Book Value, as of the Measurement Date, as set forth on EXHIBIT A. If the Measurement Date falls between two dates on EXHIBIT A, linear interpolation shall be used to calculate the Projected Book Value as of the Measurement Date.

6.       MISCELLANEOUS.

         (a) NOTICES. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

         If to the Company, to:

         Centerbrook Holdings LLC
         c/o CharterMac Capital LLC
         625 Madison Avenue
         New York, NY  10022
         Attention: General Counsel

         If to the Executive, to the address on file with the Company.

         (b) NOT AN EMPLOYMENT AGREEMENT. This Award is not an agreement of employment or directorship. The granting of this Award does not guarantee that the Company of its Affiliates shall employ or retain, or continue to employ or retain, the Executive in respect of any period, including but not limited to any period during which the Award is still outstanding and not yet settled, nor does it modify in any respect the Company's of any of its Affiliates' right to terminate or modify the Executives terms of employment or compensation.

         (c) WAIVER. No modification or waiver of any of the provisions of this Award shall be effective unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party hereto at any time to require performance by another party of any provision of this Award shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Award shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Award.

         (d) COUNTERPARTS. This Award may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of the Award (or its signature page thereof) shall be deemed to be an executed original thereof.

         (e) WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Executive, payment by the Executive of, any Federal, state or local taxes required by law to be withheld.

         (f) GOVERNING LAW. This Award shall be governed and construed in accordance with the laws of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).
         (g) HEADINGS. The headings of the sections of this Award have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         (h) CODE SECTION 409A. The parties intend that this Agreement comply with Section 409A ("Section 409A") of the Code. If any provision of the Agreement would result in the imposition on the Executive of a penalty tax under
Section 409A, or any related guidance issued by the U.S. Treasury Department or the Internal Revenue Service, the Company shall, after consulting with the Executive, use good faith efforts to reform the Agreement to avoid the imposition of such penalty; provided that any such reformation shall to the maximum extent possible retain the originally intended economic and tax benefits to the Executive under the Agreement and the original purpose of the Agreement, without violating Section 409A or creating any unintended or adverse tax consequences to the Executive or creating any additional financial obligation on the Company; and further provided that the Company shall not be a guarantor to the Executive of compliance under Section 409A and shall in no event be liable to the Executive with regard to Section 409A interest, taxes or penalties.

IN WITNESS WHEREOF, the parties hereto have caused this Award to be duly executed as of the day and year first above written.

                                                     CENTERBROOK HOLDINGS LLC



                                             By:________________________________
                                             Title:



                                             ___________________________________
                                             Nicholas A. C. Mumford

                                    Exhibit A

                              Projected Book Value


The Projected Book Value at each Measurement Date shall equal $*.